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                                                                    EXHIBIT 23.3


            CONSENT OF BRINTON & MENDEZ, CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the registration statement on Form S-8 of Summit Holding Southeast, Inc. (the "Company"), pertaining to the Summit Holding Southeast, Inc. 1996 Long-Term Incentive Plan and the Summit Consulting Inc. Retirement Plan, of our report dated June 26, 1997 on the consolidated financial statements and financial statement schedules of Summit Holding Southeast, Inc. as of March 31, 1995 and for the year then ended, included in the Company's Annual Report on Form 10-K for the year ended March 31, 1997.




                                                          Brinton & Mendez
                                                    Certified Public Accountants



Lakeland, Florida
July 16, 1997